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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 3, 2003

                             NABORS INDUSTRIES LTD.
             (Exact name of registrant as specified in its charter)


           Bermuda                     000-49887                 980363970
(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


2nd Fl. International Trading Centre
Warrens
PO Box 905E
St. Michael, Barbados                                               N/A
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: (246) 421-9471

                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On June 3, 2003, Nabors Industries Ltd. (the "Registrant") announced that its subsidiary, Nabors Industries, Inc. ("Nabors Delaware"), has priced $700 million of Zero Coupon Senior Convertible Notes Due 2023 (the "Notes") (plus an option to the initial purchasers of the Notes to acquire up to an additional $140 million principal amount of the Notes) in a private placement transaction. The sale of the Notes is expected to close on June 10, 2003.

         Nabors Delaware expects to use a portion of the net proceeds from the Notes to redeem on June 20, 2003 the remaining outstanding amount of the zero coupon convertible senior debentures due 2020 issued by Nabors Delaware. The remaining principal amount of the debentures outstanding is approximately $755 million

         The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this report by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits

         Exhibit No.          Description

         99.1                 Press Release issued by Nabors Industries Ltd. on
                              June 3, 2003.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NABORS INDUSTRIES LTD.


Date: June 3, 2003                   By: /s/ Bruce P. Koch
                                        ----------------------------------------
                                        Bruce P. Koch
                                        Vice President & Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.           Description
-----------           -----------

99.1                  Press Release issued by Nabors Industries Ltd. on June 3,
                      2003.


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